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                                                                  EXHIBIT (a)(4)

                          FORM OF GRANT DETAIL REPORT


Grant Detail Report                                               Korn Ferry

                      Exercisable as of __________, 20__


[Name of Optionee]

[Address of Optionee]

[SSN or ID of Optionee]


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Grant       Expiration    Plan Name     Options      Option      Options         Options     Options
Date        Date                        Granted      Price       Outstanding     Vested      Exercisable
---------------------------------------------------------------------------------------------------------

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Totals
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

     [Vesting schedule of those options listed above that are not yet exercisable]

     Options Becoming Exercisable

     [number of shares] on [date option becomes exercisable]

     [number of shares] on [date option becomes exercisable]

     [number of shares] on [date option becomes exercisable]